                                                                    EXHIBIT 99.4


                         FIRST NATIONAL BANCORP, INC.
                         ----------------------------

                            NOTICE TO PARTICIPANTS
                IN THE FIRST NATIONAL BANK OF NORTHERN NEW YORK
                  EMPLOYEE STOCK OWNERSHIP PLAN ("THE PLAN")
                                     OF A
         SPECIAL MEETING OF FIRST NATIONAL BANCORP, INC. STOCKHOLDERS
                                      ON
                               APRIL ____, 2001

Dear Plan Participant:

          NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of FIRST NATIONAL BANCORP, INC. ("First National") will be held on ______________, April ____, 2001 at ____ p.m. (prevailing time) in the Main Office of The First National Bank of Northern New York, located at 53 West Main Street, Norfolk, New York, for the purposes set forth in the enclosed Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, including to consider and vote upon the proposed merger of First National with and into NBT Bancorp Inc.

          Each Participant in the Plan who has shares of First National Common Stock allocated to his or her Plan account at the close of business on __________ ____, 2001, the record date for the Special Meeting, is entitled to direct the Trustees of the Plan how such shares are to be voted by the Trustees on the merger proposal at the Special Meeting and any postponements or adjournments thereof. The Trustees will be responsible for voting such shares either in person or by proxy.

          Enclosed herewith is a Voting Instruction Card for you to use to direct the voting of the shares of First National Common Stock which are allocated to your Plan account as of __________ ____, 2001. PLEASE COMPLETE, SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

          In accordance with Section 8 of the Plan, if you fail to direct the Trustees how to vote the First National shares allocated to your Plan Account by returning the enclosed Voting Instruction Card prior to the Special Meeting, those shares will not be voted on the merger proposal, which will have the same
                  ---
effect as a vote AGAINST the proposed merger.

          If you sign and return the Instruction Card but fail to indicate specific voting instructions with respect to the merger proposal, the return of the signed Instruction Card will be deemed an instruction to the Trustees to vote your shares "FOR" the merger proposal.


__________ ____, 2001      _________________________________________
                           Thomas E. Place, Trustee

                 THE FIRST NATIONAL BANK OF NORTHERN NEW YORK
                         EMPLOYEE STOCK OWNERSHIP PLAN


                          VOTING INSTRUCTION CARD FOR
        SPECIAL MEETING OF SHAREHOLDERS OF FIRST NATIONAL BANCORP, INC.
                             __________ ____, 2001
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This Voting Instruction Card, when properly executed, will direct the Trustees of the Plan how to vote the shares of common stock of First National Bancorp, Inc. allocated to the undersigned's Plan account. If this Voting Instruction Card is signed and returned but no directions are given with respect to the merger proposal, the return of the signed Voting Instruction Card will be deemed an instruction to the Trustees to vote the undersigned's Plan shares "FOR" the merger proposal.

     1. THE ADOPTION AND APPROVAL OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF JANUARY 2, 2001 (the "PLAN OF MERGER"), between FIRST NATIONAL BANCORP INC. and NBT BANCORP INC. The Merger and the Plan of Merger are more completely described in the Proxy Statement/Prospectus for the special meeting and a copy of the Plan of Merger is attached as Annex A to the Proxy Statement/Prospectus. I hereby direct a vote as follows on this proposal:

          FOR [_]             AGAINST [_]              ABSTAIN [_]

     The Trustees shall vote the undersigned's Plan shares in their discretion on such other matters as may properly come before the special meeting except that, if the undersigned has directed a vote "AGAINST" the merger proposal, the Trustees shall not vote the undersigned's Plan shares in favor of an adjournment of the special meeting to solicit sufficient votes to approve the merger.

     The undersigned's voting instructions shall apply to the Special Meeting of Shareholders of First National Bancorp, Inc. scheduled to be held on __________ ____, 2001, and any postponements or adjournments thereof. The Trustees may vote in person or by proxy.

     The undersigned hereby acknowledges receipt of the Proxy
Statement/Prospectus dated __________ ____, 2001.


                         Dated ____________________________________, 2001
                                         (Please date)

                         __________________________________________(SEAL)
                                        (Signature)

                         Please sign EXACTLY as your name appears at the left and return in the enclosed envelope to Annemarie V. Adams, Assistant Secretary, First National Bancorp, Inc.

YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.